UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): September 1, 2015

American Realty Capital Daily Net Asset Value Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169821	27-3441614
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 14th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07.	Submission of Matters to a Vote of Security Holders

On September 1, 2015, American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company”) held a special meeting of stockholders (the “Special Meeting”) at which the stockholders voted on a proposal to approve the sale of all or substantially all of the Company’s assets, the Company’s liquidation, and the Company’s dissolution, pursuant to a plan of liquidation. The stockholders approved the proposal.

The full results of the proposal voted on at the Special Meeting are set forth below:

Proposal No. 1 — Approval of the Sale of All or Substantially All of the Company’s Assets, the Company’s Liquidation, and the Company’s Dissolution, Pursuant to a Plan of Liquidation:

Votes For	Votes Against	Abstentions
1,618,401.8920 (99.05%)	5,991.6220 (0.37%)	9,556.8280 (0.59%)

There were no broker non-votes. No other proposals were submitted to a vote of the Company’s stockholders.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

American Realty Capital Daily Net Asset Value Trust, Inc.

Date: September 2, 2015	By:	/s/ William M. Kahane
		Name:	William M. Kahane
		Title:	Chief Executive Officer